UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 19, 2024

Date of Report (Date of earliest event reported)

TOPGOLF CALLAWAY BRANDS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MODG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed, on March 16, 2023, Topgolf Callaway Brands Corp. (the “Company”) entered into a credit agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Company, the lenders party thereto from time to time (the “Term Lenders”) and Bank of America, N.A., as administrative agent and collateral agent for the Term Lenders, providing for a senior secured term loan B facility (the “Term Loan Facility”) in an original aggregate principal amount of $1,250 million (the “Term Loans”).

On March 19, 2024 (the “Amendment Date”), the Company and certain of its subsidiaries entered into an amendment to the Term Loan Agreement (the “First Amendment” and, the Term Loan Agreement as amended by the First Amendment, the “Amended Term Loan Agreement”), which, among other things, amends certain terms and provisions of the Term Loan Agreement, including, without limitation, to (a) reduce the interest rate applicable to the outstanding Term Loans under the Term Loan Facility by 0.50% per annum, (b) remove the 0.10% per annum credit spread adjustment applicable to Term Loans under the Term Loan Facility accruing interest at Term SOFR (as defined below), and (c) reset the prepayment premium applicable to the Term Loans, such that prepayments of the Term Loans occurring within six months after the Amendment Date in connection with a repricing transaction will be subject to a prepayment premium equal to 1.00% of the principal amount being prepaid, subject to certain customary exceptions.

The interest rate applicable from time to time to outstanding Term Loans under the Amended Term Loan Agreement will be, at the Company’s option, a rate per annum equal to:

(a) a term SOFR-based rate (“Term SOFR”) subject to a 0% floor, plus an applicable margin of 2.75% or 3.00%, depending on the company’s applicable Debt Rating (as defined below); and

(b) a base rate equal to the sum of (i) the greater of (A) the greater of (x) the federal funds rate and (y) the overnight bank funding rate published by the Federal Reserve Bank of New York, in either case, plus 0.50%, (B) Term SOFR for a one month interest period, plus 1% (and subject to a 1% floor), (C) the prime rate announced by Bank of America from time to time, and (D) 1%, plus (ii) an applicable margin of 1.75% or 2.00% depending on the Company’s applicable Debt Rating.

The Company’s “Debt Rating” is each of the corporate credit rating of the Company determined by S&P and the corporate family rating of the Company determined by Moody’s.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is expected to be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.*

On March 20, 2024, the Company issued a press release captioned, “Topgolf Callaway Brands Successfully Completes Debt Repricing.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.*

(d)	Exhibits.

The following exhibit is being furnished herewith:

Exhibit 99.1	Press Release, dated March 21, 2024, captioned, “Topgolf Callaway Brands Successfully Completes Debt Repricing.”

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*

The information furnished in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPGOLF CALLAWAY BRANDS CORP.

Date: March 21, 2024	By:	/s/ Heather McAllister
Heather McAllister
Senior Vice President and General Counsel